                                                                EXHIBIT 10.11(d)

                                FORM OF TERM NOTE

$30,000,000.00                                                   October 1, 2004

      FOR VALUE RECEIVED, the undersigned, CITIZENS, INC., a Colorado corporation ("Maker"), hereby unconditionally promises to pay to the order of REGIONS BANK, an Alabama banking association ("Bank"), at the Principal Office specified in the hereinafter defined Loan Agreement, the principal amount of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00) or so much thereof as may be disbursed and outstanding hereunder, under the Loan Agreement or under the other Loan Documents, such amount being due and payable in the amounts and at such times as are specified in the Loan Agreement.

      Maker further agrees to pay interest at the Principal Office of Bank on the unpaid principal amount hereof from time to time at the applicable rate per annum and on the dates set forth in the Loan Agreement until such principal amount is paid in full (both before and after judgment).

      This Term Note evidences the Term Loan made pursuant to, and has been executed and delivered under, and is subject to the terms and conditions, of, that certain Loan Agreement dated effective as of March 22, 2004 (as the same may be amended, modified, supplemented, renewed, extended, restated, substituted, increased, rearranged and/or replaced from time to time, the "Loan Agreement"), among the Maker and Bank, and is the Term Note referred to therein. Unless otherwise defined herein or unless the context hereof otherwise requires each term used herein with its initial letter capitalized has the meaning given to such term in the Loan Agreement. Reference is made to the Loan Agreement and the other Loan Documents for provisions affecting this Term Note regarding payments and mandatory and voluntary prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof.

      All payments due to the Bank hereunder shall be made in Dollars in immediately available funds a the place and in the manner specified in the Loan Agreement.

      This Term Note is (a) entitled to the benefits of the Loan Documents and
(b) secured by the Collateral.

      Upon the occurrence of any one or more Defaults specified in the Loan Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided herein. The Maker hereby waives diligence, presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration and notice of any kind whatsoever.

      THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

      THIS TERM NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE

CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      EXECUTED and delivered on the first date written above.

                                                CITIZENS, INC.

                                                By: /s/ Mark A. Oliver
                                                    ----------------------------
                                                    Mark A. Oliver
                                                    President
                                       2